UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 19, 2006

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

2007 Director Compensation

On September 19, 2006, upon the recommendations of the Nominating and Corporate Governance Committee and Compensation Committee of DPL Inc. (the “Company”) and The Dayton Power and Light Company (“DP&L”), the Board of Directors of the Company and DP&L (collectively, the “Board”) approved changes to the compensation arrangement for the non-employee directors of the Board, effective January 1, 2007.  These changes decrease the cash meeting fees paid to a non-employee director and include an equity component as part of a non-employee director’s compensation.  Additionally, the changes require each non-employee director to hold equity in DPL Inc. with a value equal to five times the director’s annual equity grant.  Such non-employee director is given up to five years to obtain this equity ownership level.  A summary of the changes to the non-employee director compensation arrangement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

DPL Inc. 2006 Deferred Compensation Plan For Executives

On and effective September 19, 2006, the Board approved the DPL Inc. 2006 Deferred Compensation Plan For Executives (the “Plan”). The purpose of this Plan is to provide a select group of management and highly compensated employees of the Company, designated by the Compensation Committees of the Board, with the opportunity to defer the receipt of base salary and incentive compensation payments which may be earned by such executives under any plan or program which the Compensation Committees of the Board may designate from time to time, in accordance with the provisions of the Plan.  The Plan does not involve any new or additional compensation for executives of the Company.

A copy of the DPL Inc. 2006 Deferred Compensation Plan For Executives is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

DPL Inc. Pension Restoration Plan

On September 19, 2006, the Board approved the DPL Inc. Pension Restoration Plan (the “Pension Restoration Plan”).  The Pension Restoration Plan is effective as of January 1, 2006. DP&L, a wholly-owned subsidiary of the Company, has previously established the Retirement Income Plan of The Dayton Power and Light Company (the “Retirement Income Plan”) under which accrued benefits are determined on the basis of base compensation after reduction for any deferred compensation an employee elects to defer under an applicable deferred compensation plan.  The purpose of the Pension Restoration Plan is to restore part of the benefits which are lost under the Retirement Income Plan by certain management and highly compensated employees of the Company or DP&L as a result of an election to defer base compensation under the applicable deferred compensation plan.  The Pension Restoration Plan does not involve any new or additional compensation for executives of the Company.

A copy of the DPL Inc. Pension Restoration Plan is attached hereto as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item. 5.05.                                       Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On and effective September 19, 2006, the Board approved amendments to the Company’s Code of Business Conduct and Ethics (the “Code”).  The Code was amended to clarify guidance with respect to the handling of conflicts of interest.  A copy of the amended section of the Code is filed as Exhibit 14 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the Code, as so amended, will also be posted on the Investor Relations section of the Company’s website at www.dplinc.com.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits.

10.1	Non-Employee Director Compensation Schedule.

10.2	DPL Inc. 2006 Deferred Compensation Plan For Executives.

10.3	DPL Inc. Pension Restoration Plan.

14	Amended Section of Code of Business Conduct and Ethics as amended September 19, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: September 25, 2006

/s/ Miggie E. Cramblit
	Name:	Miggie E. Cramblit
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

10.1	Non-Employee Director Compensation Schedule.	E

10.2	DPL Inc. 2006 Deferred Compensation Plan For Executives.	E

10.3	DPL Inc. Pension Restoration Plan.	E

14	Amended Section of Code of Business Conduct and Ethics as amended September 19, 2006.	E